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                                                                    EXHIBIT 99.3


                      CONSENT OF SALOMON SMITH BARNEY INC.

     We hereby consent to the use of our name and to the description of our opinion letter, dated October 3, 2000, under the captions "Summary of the Joint Proxy Statement/Prospectus--Fairness Opinions of Financial Advisors--Opinion of Maxtor's Financial Advisor", "The Merger--Background of the Merger;", "The Merger-- Reasons for the Merger--Reasons of the Maxtor Board;" and The Merger--Opinion of Maxtor's Financial Advisor", in, and to the inclusion of such opinion letter as Annex B to, the Joint Proxy Statement/Prospectus, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Maxtor Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Dated:  December 11, 2000

                                        SALOMON SMITH BARNEY INC.


                                        By: /s/ Salomon Smith Barney
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